Exhibit 10.6

GBS, Inc. 420 Lexington Ave, Suite 300, New York, NY United States of America Attn: Spiro Sakiris	4 October 2022

By email only: spiro.sakiris@gbs.inc

Dear Spiro

Extension Request - Loan Agreement dated 16 June 2022

Pursuant to clause 5.3 of the Loan Agreement between Intelligent Fingerprinting Limited and GBS, Inc. dated 16 June 2022 (the “Agreement”), we hereby request that the Final Repayment Date (as defined in the Agreement) be extended to 4 October 2024.

Please sign below to confirm your acceptance of the requested extension.

Yours faithfully

/s/ Philip Hand

Phil Hand

Director

Intelligent Fingerprinting Limited

Agreed and accepted on behalf of GBS, Inc:

Signed:	/s/ Spiro Sakiris
Name:	Spiro Sakiris
Title:	Chief Financial Officer
Date:	4 October 2022